EXHIBIT 99.A

News For Immediate Release

El Paso Corporation to Present at Wachovia Securities Pipeline Conference

HOUSTON, TEXAS, December 7, 2004—El Paso Corporation (NYSE:EP) announced today that Keith Forman, senior vice president of Finance, will present today, Tuesday, December 7, at the Wachovia Securities Pipeline Conference and Symposium. Presentation slides will be available on the Investor page of El Paso’s Web site at www.elpaso.com.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Media Relations
Kim Wallace, Manager
Office: (713) 420-6330
Fax: (713) 420-6341